Pricing Supplement To product supplement BF dated March 9, 2012, prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Pricing Supplement No. 1620BF Registration Statement No. 333-162195 Dated September 19, 2012; Rule 424(b)(2)

Structured Investments
Deutsche Bank AG, London Branch
$3,000,000 12-Month Autocallable Securities Linked to the Lesser Performing of the Common Stock of The Goldman Sachs Group, Inc. and the Common Stock of Halliburton Company due September 24, 2013

General
•
The 12-Month Autocallable Securities (the “securities”) linked to the lesser performing of the common stock of The Goldman Sachs Group, Inc. and the common stock of Halliburton Company (each, a “Reference Underlying”) are linked to the individual performance of two Reference Underlyings and will pay a Coupon at a rate of 10.10% per annum, as described below. The securities will be automatically called if the Closing Levels of both Reference Underlyings are equal to or greater than their respective Initial Levels on any Call Date. Following an Automatic Call, the securities will cease to be outstanding and no additional Coupon will accrue or be payable.  Investors should be willing to lose a significant portion or all of their initial investment if a Knock-In Event occurs with respect to either Reference Underlying. Any payment on the securities, including the Coupon payments and payment upon an Automatic Call or at maturity, are subject to the credit of the Issuer.

•	Minimum purchase of $10,000. Minimum denominations of $1,000 (the “Face Amount”) and integral multiples thereof.
•	Senior unsecured obligations of Deutsche Bank AG maturing September 24, 2013†.
•	The securities priced on September 19, 2012 (the “Trade Date”) and are expected to settle on September 24, 2012 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Reference Underlyings:		Ticker Symbol	Initial Level	Threshold Level
	Common stock of The Goldman Sachs Group, Inc.	GS	$119.66	$71.80, equal to 60% of its Initial Level
	Common stock of Halliburton Company	HAL	$36.25	$21.75, equal to 60% of its Initial Level
Coupon:	10.10% per annum
Coupon Payment Dates†:
Unless previously automatically called, Coupon payments will be made on the securities in arrears on October 24, 2012, November 23, 2012, December 24, 2012, January 25, 2013, February 22, 2013, March 22, 2013, April 24, 2013, May 23, 2013, June 24, 2013, July 24, 2013, August 22, 2013 and September 24, 2013 (the Maturity Date).

Automatic Call:
The securities will be automatically called if the Closing Levels of both Reference Underlyings are equal to or greater than their respective Initial Levels on any Call Date. Payment of the Redemption Amount plus the accrued and unpaid Coupon for the relevant coupon period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

Redemption Amount upon Automatic Call:
If the securities are automatically called, you will be entitled to receive a Redemption Amount in cash per $1,000 Face Amount of securities equal to $1,000 (excluding any Coupon payment). The Call Date and Redemption Amount applicable to each Call Settlement Date are set forth in the table below.

Call Date†	Call Settlement Date†	Redemption Amount (per $1,000 Face Amount of securities)
October 19, 2012	October 24, 2012	$1,000.00
November 19, 2012	November 23, 2012	$1,000.00
December 19, 2012	December 24, 2012	$1,000.00
January 22, 2013	January 25, 2013	$1,000.00
February 19, 2013	February 22, 2013	$1,000.00
March 19, 2013	March 22, 2013	$1,000.00
April 19, 2013	April 24, 2013	$1,000.00
May 20, 2013	May 23, 2013	$1,000.00
June 19, 2013	June 24, 2013	$1,000.00
July 19, 2013	July 24, 2013	$1,000.00
August 19, 2013	August 22, 2013	$1,000.00
September 19, 2013 (Final Valuation Date)	September 24, 2013 (Maturity Date)	$1,000.00
(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page 8 of the accompanying product supplement and “Selected Risk Considerations” beginning on page 6 of this pricing supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, the prospectus supplement and the prospectus.  Any representation to the contrary is a criminal offense.
	Price to Public	Fees(1)	Proceeds to Issuer
Per Security	$1,000.00	$10.00	$990.00
Total	$3,000,000.00	$30,000.00	$2,970,000.00
 (1)  Please see “Supplemental Plan of Distribution” in this pricing supplement for information about fees.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$3,000,000.00	$343.80

JPMorgan
Placement Agent
September 19, 2012

(Key Terms continued from previous page)

Payment at Maturity:
If the securities are not automatically called, the payment you will receive at maturity (excluding any Coupon payment) will depend on the individual performance of each Reference Underlying and whether a Knock-In Event has occurred.

•  If a Knock-In Event has not occurred, you will receive a cash payment per security equal to the Face Amount.
•  If a Knock-In Event has occurred, you will receive a cash payment per security equal to the Face Amount plus the product of the Face Amount and the Reference Underlying Return of the Laggard Reference Underlying.
If a Knock-In Event has occurred, the Laggard Reference Underlying will be negative, and you will lose 1.00% of the Face Amount for every 1.00% the Final Level of the Laggard Reference Underlying is below its Initial Level. Accordingly, you will lose a significant portion or all of your initial investment. Any Payment at Maturity is subject to the credit of the Issuer.

Laggard Reference Underlying:
The Reference Underlying with the lower Reference Underlying Return on the Final Valuation Date.  If the calculation agent determines that the two Reference Underlyings have equal Reference Underlying Returns, then the calculation agent will, in its sole discretion, designate either of the Reference Underlyings as the Laggard Reference Underlying.

Reference Underlying Return:	For each Reference Underlying, the Reference Underlying Return will be calculated as follows:
Final Level – Initial Level
Initial Level
Threshold Level:	For each Reference Underlying, 60% of the Initial Level, as set forth in the table under “Reference Underlyings” above.
Knock-In Event:	A Knock-In Event occurs if the Closing Level of either Reference Underlying is less than its Threshold Level on the Final Valuation Date.
Initial Level:	As set forth in the Table under “Reference Underlyings” above
Final Level:	For each Reference Underlying, the Closing Level of such Reference Underlying on the Final Valuation Date
Closing Level:
For each Reference Underlying, the official closing price of such Reference Underlying on the relevant date of calculation multiplied by the then-current Adjustment Factor applicable to such Reference Underlying

Adjustment Factor:
Initially 1.0 for each Reference Underlying, subject to adjustment upon the occurrence of certain corporate events affecting the applicable Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

Trade Date:	September 19, 2012
Final Valuation Date†:	September 19, 2013
Maturity Date†:	September 24, 2013
Listing:	The securities will not be listed on any securities exchange.
CUSIP/ISIN	2515A1LT6/ US2515A1LT60
† Subject to postponement as described under “Description of Securities—Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Product supplement BF dated March 9, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512105912/d315754d424b21.pdf

Prospectus supplement dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

Prospectus dated September 29, 2009:
http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

Hypothetical Examples of Amounts Payable on the Securities

The tables and hypothetical examples set forth below are for illustrative purposes only.  The actual returns applicable to a purchaser of the securities will be determined on a Call Date or on the Final Valuation Date, as applicable. The following results are based solely on the hypothetical example cited below. You should consider carefully whether the securities are suitable to your investment goals.

If the securities are called:

The following table illustrates the hypothetical payments on the securities (excluding Coupon payments) upon an Automatic Call on each Call Date.

Call Date	Call Settlement Date	Redemption Amount (per $1,000 Face Amount of securities)
October 19, 2012	October 24, 2012	$1,000.00
November 19, 2012	November 23, 2012	$1,000.00
December 19, 2012	December 24, 2012	$1,000.00
January 22, 2013	January 25, 2013	$1,000.00
February 19, 2013	February 22, 2013	$1,000.00
March 19, 2013	March 22, 2013	$1,000.00
April 19, 2013	April 24, 2013	$1,000.00
May 20, 2013	May 23, 2013	$1,000.00
June 19, 2013	June 24, 2013	$1,000.00
July 19, 2013	July 24, 2013	$1,000.00
August 19, 2013	August 22, 2013	$1,000.00
September 19, 2013 (Final Valuation Date)	September 24, 2013 (Maturity Date)	$1,000.00

If the securities are called, the investor will receive a Redemption Amount of $1,000.00 per $1,000 Face Amount of securities (excluding Coupon payments). Payment of the Redemption Amount plus any accrued and unpaid Coupon for the relevant coupon period will be made on the Call Settlement Date. No Coupon will accrue or be payable following an Automatic Call.

If the securities are not called:

The table below illustrates the hypothetical Payments at Maturity per $1,000 Face Amount of securities for a hypothetical range of performance if the securities are not subject to an Automatic Call. The hypothetical Payments at Maturity set forth below assume an Initial Level of $100.00 and a Threshold Level of $60.00 for the Laggard Reference Underlying. The actual Initial Level and Threshold Level for each Reference Underlying are specified on the cover of this pricing supplement. The following results are based solely on the hypothetical example cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

We make no representation or warranty as to which of the Reference Underlyings will be the Laggard Reference Underlying for the purposes of calculating the payment on the Maturity Date.  The Laggard Reference Underlying may not be the only Reference Underlying that caused the Knock-In Event.

	The Closing Levels of both Reference Underlyings are greater than or equal to their respective Threshold Levels on the Final Valuation Date		The Closing Level of either of the Reference Underlyings is less than its Threshold Level on the Final Valuation Date
Final Level of the Laggard Reference Underlying	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (%)	Return of the Laggard Reference Underlying (%)	Payment at Maturity (excluding Coupon payments) ($)	Return on the Securities at Maturity (%)
$200.00	N/A	N/A	N/A	N/A	N/A
$190.00	N/A	N/A	N/A	N/A	N/A
$180.00	N/A	N/A	N/A	N/A	N/A
$170.00	N/A	N/A	N/A	N/A	N/A
$160.00	N/A	N/A	N/A	N/A	N/A
$150.00	N/A	N/A	N/A	N/A	N/A
$140.00	N/A	N/A	N/A	N/A	N/A
$130.00	N/A	N/A	N/A	N/A	N/A

$120.00	N/A	N/A	N/A	N/A	N/A
$110.00	N/A	N/A	N/A	N/A	N/A
$100.00	N/A	N/A	N/A	N/A	N/A
$90.00	$1,000.00	0.00%	N/A	N/A	N/A
$80.00	$1,000.00	0.00%	N/A	N/A	N/A
$70.00	$1,000.00	0.00%	N/A	N/A	N/A
$60.00	$1,000.00	0.00%	N/A	N/A	N/A
$50.00	N/A	N/A	-50.00%	$500.00	-50.00%
$40.00	N/A	N/A	-60.00%	$400.00	-60.00%
$30.00	N/A	N/A	-70.00%	$300.00	-70.00%
$20.00	N/A	N/A	-80.00%	$200.00	-80.00%
$10.00	N/A	N/A	-90.00%	$100.00	-90.00%
$0.00	N/A	N/A	-100.00%	$0.00	-100.00%

Hypothetical Examples of Amounts Payable at Maturity

The following hypothetical examples illustrate how the returns set forth in the table above are calculated.

Example 1: The securities have not been automatically called prior to the Final Valuation Date.  On the Final Valuation Date, the Final Level of the Laggard Reference Underlying of $90.00 is less than its Initial Level of $100.00, and the Final Levels of both Reference Underlyings are equal to or greater than their respective Threshold Levels.  Because the Final Level of the Laggard Reference Underlying of $90.00 is less than its Initial Level of $100, the securities are not automatically called on the Final Valuation Date.  Because the Final Levels of both Reference Underlyings are equal to or greater than their respective Threshold Levels, a Knock-In Event has not occurred, and the investor receives a Payment at Maturity of $1,000.00 per $1,000 Face Amount of securities. In addition, the investor receives twelve Coupon payments of $101.00 in total per $1,000 Face Amount of securities over the term of the securities.

Example 2: The securities have not been automatically called prior to the Final Valuation Date.  On the Final Valuation Date, the Final Level of the Laggard Reference Underlying of $30.00 is less than its Initial Level of $100.00 and its Threshold Level of $60.00. Because the Final Level of the Laggard Reference Underlying of $30.00 is less than its Initial Level of $100, the securities are not automatically called on the Final Valuation Date.  And because the Final Level of the Laggard Reference Underlying of $30.00 is also less than its Threshold Level of $60.00, a Knock-In Event has occurred, and consequently, the investor loses 1.00% for every 1.00% the Final Level of the Laggard Reference Underlying is less than its Initial Level.  As a result, the investor receives a Payment at Maturity of $300.00 per $1,000 Face Amount of securities. In addition, the investor receives twelve Coupon payments of $101.00 in total per $1,000 Face Amount of securities over the term of the securities.

Selected Purchase Considerations

•
THE SECURITIES MAY OFFER A HIGHER COUPON THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The securities will pay a coupon that accrues at a rate of 10.10% per annum, which may be higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the securities are our senior unsecured obligations, any Coupon payment, Redemption Amount upon an Automatic Call or Payment at Maturity is subject to the credit of the Issuer.

•
POTENTIAL EARLY EXIT AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the securities is approximately 12 months, the securities will be called before maturity if the Closing Levels of both Reference Underlyings  are equal to or greater than their respective Initial Levels on any Call Date and you will be entitled to receive a Redemption Amount of $1,000 per Face Amount of securities on the Call Settlement Date.

•	COUPON PAYMENTS — Unless previously automatically called, Coupon payments will be made on the securities in arrears on the relevant monthly Coupon Payment Dates.

•
RETURN LINKED TO THE LESSER PERFORMING OF TWO REFERENCE UNDERLYINGS — The securities are linked to the lesser performing of the common stocks of The Goldman Sachs Group, Inc. and Halliburton Company, and if a Knock-In Event occurs, your Payment at Maturity will be determined solely by reference to the Laggard Reference Underlying.  For more information on the Reference Underlyings, please see “The Reference Underlyings” in this pricing supplement.

•
TAX CONSEQUENCES — Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a security for U.S. federal income tax purposes as a put option (the “Put Option”) written by you to us with respect to the Laggard Reference Underlying, secured by a cash deposit equal to the Issue Price of the security (the “Deposit”), which will bear an annual yield based on our cost of borrowing of 0.36%, paid quarterly. Our special tax counsel has advised, however, that it is unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. If this treatment is respected, only a portion of each Coupon payment will be attributable to interest on the Deposit; the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”). Interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to the taxable disposition  of the securities (including at maturity or pursuant to an Automatic Call).

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Reference Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

•
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS — If the securities are not automatically called, you will receive your initial investment at maturity so long as the Closing Levels of both Reference Underlyings are greater than or equal to their respective Threshold Levels on the Final Valuation Date. However, if the Closing Level of any of the Reference Underlyings is less than its respective Threshold Level on the Final Valuation Date, a Knock-In Event will have occurred and you will lose 1.00% of the Face Amount for every 1.00% the Final Level of the Laggard Reference Underlying is below the Initial Level. Accordingly, you will lose a significant portion or all of your initial investment in the securities.

•
YOUR RETURN ON THE SECURITIES IS LIMITED TO THE FACE AMOUNT PLUS COUPONS REGARDLESS OF ANY APPRECIATION IN THE REFERENCE UNDERLYINGS — The securities will not pay more than the Face Amount, plus the accrued and unpaid Coupon, at maturity or upon an Automatic Call. You will not receive the appreciation of any Reference Underlying even if the Final Level of each Reference Underlying is greater than or equal to its respective Initial Level. The maximum Redemption Amount upon Automatic Call or Payment at Maturity will be $1,000 per Face Amount (excluding Coupon payments) of securities, regardless of the appreciation of either Reference Underlying.

•
IF THE SECURITIES ARE NOT CALLED AND A KNOCK-IN EVENT OCCURS, YOUR PAYMENT AT MATURITY WILL BE DETERMINED SOLELY BY THE LAGGARD REFERENCE UNDERLYING — If the securities are not called and a Knock-In Event occurs, the payment you receive at maturity will be determined solely by reference to the Laggard Reference Underlying.

•
YOUR INVESTMENT IS EXPOSED TO A DECLINE IN THE LEVEL OF EACH REFERENCE UNDERLYING — Your return on the securities, if any, and the Redemption Amount upon an Automatic Call and Payment at Maturity are not linked to a basket consisting of the Reference Underlyings. Rather, the Redemption Amount upon an Automatic Call and Payment at Maturity will be determined by reference to the performance of each individual Reference Underlying. Unlike an instrument with a return linked to a basket, in which risk is mitigated and diversified among all of the basket components, you will be exposed equally to the risks related to each of the Reference Underlyings. Poor performance by either of the Reference Underlyings over the term of the securities may negatively affect your Payment at Maturity and will not be offset or mitigated by a positive performance by the other Reference Underlying.

•
REINVESTMENT RISK — If your securities are called early, the term of the securities may be reduced to as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to the Maturity Date.

•
NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Underlyings would have.

•
THE SECURITIES ARE SUBJECT TO OUR CREDITWORTHINESS —  The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any Coupon payment, Payment at Maturity or Redemption Amount upon an Automatic Call, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you may not receive the Coupon payment, Payment at Maturity or Redemption Amount upon an Automatic Call owed to you under the terms of the securities.

•
ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the Adjustment Factor, which will initially be set at 1.0 for each Reference Underlying, upon the occurrence of certain corporate events affecting the Reference Underlying. See “Description of Securities — Anti-Dilution Adjustments for Common Stock” in the accompanying product supplement. The calculation agent is not required, however, to make such adjustments in response to all events that could affect each Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

•
COMMON STOCK RISK — The price of each Reference Underlying can rise or fall sharply due to factors specific to such Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Reference Underlyings and its issuers, please see “The Reference Underlyings” in this pricing supplement and the issuers’ SEC filings referred to in that section.

•
WE HAVE NO AFFILIATION WITH THE ISSUERS OF THE REFERENCE UNDERLYINGS – The issuers of the Reference Underlyings are not affiliates of ours and are not involved in any way in any of our offerings of the securities pursuant to this pricing supplement. However, we and our affiliates may currently or from time to time in the future engage in business with the issuers of the Reference Underlyings. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlyings and the issuers of the Reference Underlyings. You, as an investor in the securities, should make your own investigation into the Reference Underlyings and the issuers of the Reference Underlyings.

We have no control over the actions of the issuers of the Reference Underlyings, including any corporate actions of the type that would require the calculation agent to adjust the Redemption Amount upon Automatic Call or Payment at Maturity. The issuers of the Reference Underlyings has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the Reference Underlyings.

•
IF THE PRICES OF THE REFERENCE UNDERLYINGS CHANGE, THE VALUE OF YOUR SECURITIES MAY NOT CHANGE IN THE SAME MANNER — Your securities may trade quite differently from the Reference Underlyings. Changes in the market price of the Reference Underlyings may not result in a comparable change in the value of your securities.

•
PAST PERFORMANCE OF THE REFERENCE UNDERLYINGS IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlyings may bear little relation to the historical prices of the Reference Underlyings, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlyings.

•
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Redemption Amount upon an Automatic Call and Payment at Maturity described in this pricing supplement are based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the value of the securities declines.

•
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank AG (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

•
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — While we expect that, generally, the prices of the Reference Underlyings will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of complex and interrelated economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Reference Underlyings;
•	the time remaining to maturity of the securities;
•	the market price and dividend rate of the Reference Underlyings and the stock market generally;
•	interest rates and yields in the market generally and in the markets of the Reference Underlyings;
•	actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect he issuers of the Reference Underlyings;
•	a variety of economic, financial, political, regulatory or judicial events;
•	supply and demand for the securities; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates expect to hedge our exposure from the securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlyings and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Reference Underlyings on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlyings. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies relating to the securities.

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WE AND OUR AFFILIATES AND AGENTS, OR J.P. MORGAN CHASE & CO. AND  ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE PRICES OF THE REFERENCE UNDERLYINGS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — We, our affiliates and agents, and J.P. Morgan Chase & Co. and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. We, our affiliates and agents, or J.P. Morgan Chase & Co. and its affiliates, may publish research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or J.P. Morgan Chase & Co. or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Reference Underlyings to which the securities are linked.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these roles, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as Put Options secured by Deposits. If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be materially and adversely affected. In addition, as described above under “Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Reference Underlyings

All disclosures contained in this pricing supplement regarding the Reference Underlyings are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about the Reference Underlyings contained in this pricing supplement. You should make your own investigation into the Reference Underlyings.

Included on the following section is a brief description of the issuers of the Reference Underlyings. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. The Reference Underlyings are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuers of the Reference Underlyings with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the issuers of the Reference Underlyings under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. is a global investment banking, securities and investment management firm that provides financial services to corporations, financial institutions, governments and high-net-worth individuals. Information filed by The Goldman Sachs Group, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-14965, or its CIK Code: 0000886982. The common stock of The Goldman Sachs Group, Inc.  is traded on the New York Stock Exchange under the symbol “GS.”

Halliburton Company

According to publicly available information, Halliburton Company provides products and services to the energy industry related to the exploration, development and production of oil and natural gas. Information filed by Halliburton Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-03492, or its CIK Code: 0000045012. The common stock of Halliburton Company is traded on the New York Stock Exchange under the symbol “HAL.”

Historical Information

The following graphs set forth the historical performances of the common stock of The Goldman Sachs Group, Inc. and the common stock of Halliburton Company from September 19, 2007 through September 19, 2012. The closing price of the common stock of The Goldman Sachs Group, Inc. on September 19, 2012 was $119.02. The closing price of the common stock of Halliburton Company on September 19, 2012 was $36.41. The closing prices of The Goldman Sachs Group, Inc. and Halliburton Company on September 19, 2012 are not the Initial Levels of the respective Reference Underlyings. We obtained the historical closing prices of the Reference Underlyings from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical prices of the Reference Underlyings should not be taken as an indication of future performance, and no assurance can be given as to the Closing Level on any Call Date or the Final Level. We cannot give you assurance that the performance of the Reference Underlyings will result in the return of your initial investment.

$300
$250
$200
$150
$100
$50
$0
Closing Price
Sep-07
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12

Source: Bloomberg

Historical Performance of the Common Stock of Halliburton Company

$70
$60
$50
$40
$30
$20
$10
$0
Closing Price
Sep-07
Sep-08
Sep-09
Sep-10
Sep-11
Sep-12

Source: Bloomberg

Supplemental Plan of Distribution

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates, acting as placement agents for the securities, will receive a fee from the Issuer of $10.00 per $1,000 Face Amount of securities.

Validity of Securities
In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of December 30, 2011, filed as an exhibit to our opinion, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the securities and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of such counsel dated December 30, 2011, which has been filed on Form 6-K by the Issuer on December 30, 2011.